Exhibit 99.1

BIO-key to Significantly Expand Customer Reach and Talent in EMEA Region via

Definitive Agreement to Acquire Authentication Solutions Provider Swivel Secure Europe

Wall, NJ – February 3, 2022 - BIO-key International, Inc. (NASDAQ: BKYI), an innovative provider of workforce and customer identity and Access Management (IAM) and Identity-Bound Biometric (IBB) solutions, today announced that it has signed a definitive agreement to acquire Swivel Secure Europe, S.A (SSE), a privately-held IAM solutions provider based in Madrid, Spain serving the European, Middle East and African (EMEA) markets. The transaction is expected to close in February and be accretive to BIO-key’s earnings, excluding one-time acquisition-related costs and ongoing purchase accounting amortization expenses. On a preliminary unaudited basis, SSE generated over $3.1M in revenue and $578K in operating income in fiscal/calendar 2021.

As a result of the acquisition, BIO-key will add a sales and support team with extensive customer and industry contacts throughout the EMEA region. Alex Rocha, SSE’s sole stockholder and Chief Executive Officer, will also assume responsibility for EMEA operations reporting directly to BIO-key’s Chairman & CEO.

The acquisition will also expand BIO-key’s thriving Channel Alliance Partner (CAP) program by adding SSE’s technology partnerships with SAP, SailPoint and RedHat, as well as global reseller partners Arrow, Deloitte, Accenture, Logicalis, IBM, Telefonica and Wipro. These partners are highly-experienced in the benefits and uses of multi -factor authentication (MFA) and can offer valuable guidance on how customers can leverage BIO-key’s solutions.

“Swivel Secure Europe and its talented team have established a deep network of partners and customers across Europe, the Middle East and Africa, and this acquisition significantly strengthens BIO-key’s presence in those regions,” said BIO-key Chairman & CEO Michael DePasquale. “We are seeing cyber attacks and threats grow in sophistication and scale and as a result, demand for proven IAM solutions continues to grow. We look forward to expanding our global sales footprint and to supporting Swivel Secure Europe’s customers and partners through an award-winning and cost-effective portfolio of existing and new IAM and identity-bound biometric solutions.”

“BIO-key is a respected leader in identity and access management and civil identification in the North America, Africa and Asia,” said Mr. Rocha. “We’re excited to bring our team, customers and partners to join BIO-key in helping expand its worldwide footprint. We have longstanding relationships with many customers and believe that this combination will deliver improved capabilities and service levels for customers globally.”

BIO-key, through SSE, will be the exclusive distributor of Swivel Secure products throughout EMEA and will assume relationships with more than 300 customers spanning highly-complementary markets including education, government, banking, finance, healthcare and manufacturing. The need for multi-factor authentication (MFA) is significant in EMEA, where enterprises require the ability to fully control and monitor secure access by employees, students, customers and partners. SSE’s customers will be able to leverage the full portfolio of award-winning products including AuthControl® Sentry, AuthControl Enterprise and AuthControl MSP as well as BIO-key’s full line of software and hardware solutions.

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key has over two decades of expertise in providing authentication technology for thousands of organizations and millions of users and is revolutionizing authentication with biometric-centric, multi-factor identity and access management (IAM) solutions, including its PortalGuard IAM solution, that provides convenient and secure access to devices, information, applications, and high-value transactions. BIO-key’s patented software and hardware solutions, with industry leading biometric capabilities, enable large-scale on-premises and cloud-based Identity-as-a-Service (IDaaS) solutions, as well as customized enterprise solutions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” "project," "intends," "expects," "anticipates," "believes," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, risks associated with proposed acquisition including satisfaction of all closing conditions, unexpected costs or delays in integrating SSE operations into our operations, realization of operational synergies, SSE continuing to operate consistent with historical results, and retaining key employees and partners of SSE, as well as more general risks and uncertainties including our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to execute and deliver on contracts in Africa; our ability to expand into Asia, Africa and other foreign markets; the duration and severity of the current coronavirus COVID-19 pandemic and its effect on our business operations, sales cycles, personnel, and the geographic markets in which we operate; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption see "Risk Factors'' in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the industry in general and the financial position and operating results of our Company, in particular, have been material, are changing rapidly, and cannot be predicted.

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